As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NXP Semiconductors N.V.

NXP B.V.

Netherlands Netherlands	98-1144352 98-0514811
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification Number)

High Tech Campus 60, 5656 AG Eindhoven

Netherlands

+31 40 2729999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NXP Funding LLC

NXP USA, Inc.

Delaware Delaware	83-1373050 20-0443182
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification Number)

251 Little Falls Drive

Wilmington, Delaware 19808

+ 1.512.933.8214

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

NXP Funding LLC

251 Little Falls Drive

Wilmington, Delaware 19808

+ 1.512.933.8214

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Laura Kaufmann Belkhayat

Michael Hamilton

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Telephone: (212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

NXP B.V.

NXP Funding LLC

NXP USA, Inc.

Debt Securities

fully and unconditionally guaranteed by NXP Semiconductors N.V.

NXP Semiconductors N.V.

Guarantees

NXP B.V. (the “Company”), NXP Funding LLC (“NXP Funding”) and NXP USA, Inc. (“NXP USA” and together with the Company and NXP Funding, the “Issuers”) may offer, issue and sell, together or separately, debt securities, which will be fully and unconditionally guaranteed on a senior unsecured basis by the parent company of the Issuers, NXP Semiconductors N.V. (the “Parent”).

This prospectus describes some of the general terms that may apply to the debt securities to be offered. The specific terms of any debt securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

The Parent’s common stock is listed on The Nasdaq Global Select Market under the trading symbol “NXPI.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 12, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that the Parent filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, the Issuers may, from time to time, in one or more offerings, sell debt securities fully and unconditionally guaranteed by the Parent. This prospectus only provides you with a general description of the securities that the Issuers and Parent may offer. Each time the Issuers and Parent sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

None of the Issuers or the Parent has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of the Issuers and the Parent. None of the Issuers or the Parent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to NXP B.V. and its consolidated subsidiaries or to the Issuers, taken together, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

The Issuers are not currently subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Parent is subject to the informational and reporting requirements of the Exchange Act, and, in accordance therewith, files or furnishes annual, quarterly and current reports and other information with the SEC. The reports and other information filed or furnished by the Parent with the SEC pursuant to the requirements of the Exchange Act may be viewed on the SEC’s website at www.sec.gov. The information contained on or accessible through the SEC’s website is expressly not incorporated by reference into this prospectus.

The SEC allows us to disclose important information to you by referring you to other documents filed by the Parent separately with the SEC. This information is considered to be a part of this prospectus and any accompanying prospectus supplement, except for any information that is superseded by information included directly in this prospectus or any accompanying prospectus supplement or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that the Parent has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025 and June 29, 2025;

•	Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 13, 2025, February 10, 2025, March 6, 2025, April 28, 2025 (excluding Item 2.02) and June 12, 2025; and

•

the portions of the Parent’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April  29, 2025 that were incorporated by reference into the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition, we incorporate by reference any future filings the Parent makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any accompanying prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus, any accompanying prospectus supplement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All documents filed by the Parent pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

NXP Semiconductors N.V.

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein may contain forward-looking statements, which are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, any prospectus supplement, any related free writing prospectus or any document incorporated by reference herein and therein, the words “anticipate”, “believe”, “estimate”, “forecast”, “expect”, “intend”, “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial condition, results of operations, market data as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf and include the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•	global trade disputes, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains;

•	the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology;

•	increasing and evolving cybersecurity threats and privacy risks;

•	our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers;

•

global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets;

•	our ability to maintain good relationships with our suppliers;

•	our ability to integrate acquired businesses in an efficient and effective manner;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and

•	a change in tax laws could have an effect on our estimated effective tax rates.

In addition, this prospectus contains or incorporates by reference information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. We have based these assumptions on information currently available to us, including through the market research and industry reports referred to in this prospectus or any document incorporated by reference herein. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of our common stock. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, we do not have any intention or obligation to publicly update or revise any forward-looking statements made in this prospectus, any prospectus supplement or any related free writing prospectus, whether to reflect any future events or circumstances or otherwise.

THE COMPANY

We are a global semiconductor company and a long-standing supplier in the industry, with over 70 years of innovation and operating history. We provide leading solutions that leverage our combined portfolio of intellectual property, deep application knowledge, process technology and manufacturing expertise in the domains of cryptography-security, high-speed interface, radio frequency, mixed-signal analog-digital, power management, digital signal processing and embedded system design. Our product solutions are used in a wide range of end market applications including: automotive, industrial & Internet of Things, mobile, and communication infrastructure. We engage with leading global original equipment manufacturers and sell products in all major geographic regions. As of December 31, 2024 we had approximately 33,100 employees, with research and development activities and manufacturing facilities in Asia, Europe and the United States.

For the fiscal quarter ended June 29, 2025, we generated revenue of $2,926 million and operating income of $687 million.

Our corporate seat is in Eindhoven, the Netherlands. Our executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729999. Our registered agent in the United States is NXP USA, Inc., 6501 William Cannon Dr. West, Austin, Texas 78735, United States of America, phone number +1 512 933 8214.

INFORMATION REGARDING THE ISSUERS

NXP B.V. was incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on December 21, 1990 as a wholly owned subsidiary of Koninklijke Philips N.V. (“Philips”). On September 29, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P., Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C., Apax Partners LLP and AlpInvest Partners N.V., the Company changed its name from Philips Semiconductors International B.V. to NXP B.V. We refer to this acquisition of Philips’s semiconductor business as our “Formation.” Since our Formation, all members of the consortium of funds that invested in us have sold their shareholding in the Company. The Company’s corporate seat is in Eindhoven, the Netherlands. The Company’s registered office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and its telephone number is +31 40 2729960.

NXP Funding LLC is a wholly owned subsidiary of the Company that was formed in Delaware as a limited liability company on September 11, 2006. The address NXP Funding’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

NXP USA, Inc. is a wholly owned, indirect subsidiary of the Company that was incorporated in Delaware as a corporation on December 3, 2003. The address of NXP USA’s registered office in Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808 and its telephone number is +1 512 933 8214.

On August 5, 2010, the Parent, the holding company of the Issuers, completed an initial public offering and listed on the NASDAQ Global Select Market.

The Parent’s website is at http://www.nxp.com. The information and other content contained on or accessible through our website are not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in the Parent’s most recent annual report on Form 10-K (together with any material changes thereto contained in subsequently filed quarterly reports on Form 10-Q) and those contained in the Parent’s other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The Issuers may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities that the Issuers may offer and guarantees thereof by the Parent (in its role as guarantor under the Indenture (as defined below), the “Guarantor”). The particular terms of the debt securities and guarantees thereof offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, any debt securities will be issued in one or more series under the indenture dated as of May 16, 2022, as supplemented by the first supplemental indenture dated as of May 16, 2022 (the “Indenture”), each among the Issuers, the Guarantor and Deutsche Bank Trust Company Americas, as trustee. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the Indenture and those made a part of the Indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the Indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the Indenture is unlimited. The prospectus supplement relating to any series of debt securities that the Issuers may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the terms of the guarantee by the Guarantor (including provisions relating to seniority, subordination and release of the guarantees);

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the Indenture both with and without the consent of holders of debt securities issued under the Indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the Indenture with respect to such series of debt securities).

General

The Issuers may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the Indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the Indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Guarantees

The Guarantor will fully and unconditionally guarantee all obligations of the Issuers under the Indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be a senior unsecured obligation of the Guarantor.

Governing Law

The Indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

ENFORCEMENT OF CIVIL LIABILITIES

The Company, NXP B.V., is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and certain of its directors and executive officers, are residents of the Netherlands. In addition, a substantial portion of the assets owned by us and the aforesaid individuals are located outside the United States. Similarly, the Parent is incorporated under the laws of the Netherlands. As a result, it may be difficult or impossible for you to effect service of process upon us or any of the aforesaid persons within the United States with respect to matters arising under the U.S. federal securities laws or to enforce against us or any of such persons judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws. Service of process in U.S. proceedings on persons in the Netherlands, however, is regulated by a multilateral treaty guaranteeing service of writs and other legal documents in civil cases if the current address of the defendant is known. A competent Dutch court will apply Dutch private international law to determine which laws will be applicable to any private law claim brought before it and apply such laws to such claim. It is uncertain whether a Dutch court would apply or enforce the civil liability provisions of U.S. federal securities laws.

In the absence of an applicable treaty for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters to which the United States and the Netherlands are a party, a judgment obtained against the Company or the Parent in the courts of the United States, whether or not predicated solely upon the U.S. federal securities laws, including a judgment predicated upon the civil liability provisions of the U.S. securities laws or securities laws of any state or territory within the United States, will not be directly enforceable in the Netherlands.

In order to obtain a judgment which is enforceable in the Netherlands, the claim must be relitigated before a competent court of the Netherlands. The relevant Netherlands court has discretion to attach such weight to a judgment of the courts of the United States as it deems appropriate. Based on case law, the courts of the Netherlands may be expected to recognize and grant permission for enforcement of a judgment of a court of competent jurisdiction in the United States without re-examination or relitigation of the substantive matters adjudicated thereby, provided that (i) the relevant court in the United States had jurisdiction in the matter in accordance with standards which are generally accepted internationally; (ii) the proceedings before that court complied with principles of proper procedure (behoorlijke rechtspleging); (iii) recognition and/or enforcement of that judgment does not conflict with the public policy (openbare orde) of the Netherlands; and (iv) recognition and/or enforcement of that judgment is not irreconcilable with a decision of a Netherlands court rendered between the same parties in a dispute that is about the same subject matter and that is based on the same cause, provided that earlier decision can be recognized in the Netherlands. Enforcement of any foreign judgment in the Netherlands will be subject to Dutch civil procedure rules. Judgments rendered in a foreign currency can be enforced against assets in the Netherlands in euro only (at the applicable rate of exchange). Furthermore, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they compensate actual losses or damage.

PLAN OF DISTRIBUTION

The Issuers may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers;

•	through a combination of any of these methods; or

•	through any other methods as described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. The applicable prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by the Issuers;

•	any initial public offering price;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In addition, the Issuers may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Underwriters and agents may be entitled under agreements entered into with the Issuers to indemnification by the Issuers against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Issuers and its affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, as to matters of U.S. federal and New York state law, and by De Brauw Blackstone Westbroek N.V., as to matters of Dutch law. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of NXP Semiconductors N.V. appearing in NXP Semiconductors N.V.’s Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, and the effectiveness of NXP Semiconductors N.V.’s internal control over financial reporting as of December 31, 2024, have been audited by EY Accountants B.V., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant.

Securities and Exchange Commission Registration Fee	$		*
Accounting Fees and Expenses	$	*	*
Legal Fees and Expenses	$	*	*
Printing Fees	$	*	*
Transfer Agents and Trustees’ Fees and Expenses	$	*	*
Rating Agency Fees	$	*	*
Stock Exchange Listing Fees	$	*	*
Miscellaneous	$	*	*

Total	$	*	*

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.	Indemnification of Directors and Officers.

NXP Semiconductors N.V., NXP B.V.

The Parent is a public limited liability company (naamloze vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands.

Without prejudice to any indemnity to which any person may be contractually or otherwise entitled and to the fullest extent permitted by applicable Dutch law, as the same exists or may be amended (but, in the case of such amendment, only to the extent that such amendment permits the Parent to provide broader indemnification rights than such law permitted the Parent to provide prior to such amendment), the Parent’s articles of association (the “Articles”) provide that the Parent will reimburse to each of its current or former directors any financial losses or damages incurred by such person and any expense reasonably paid or incurred by such indemnified person in connection with any claims or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which such indemnified person becomes involved, to the extent this relates to his or her current or former position with the Parent and in each case to the extent permitted by applicable law.

No indemnification under the Articles shall be given to an indemnified person: (i) if a Dutch court has established, in a final and conclusive decision, that the acts or omissions of such indemnified person that led to the financial losses or damages as described above are of an unlawful nature (including acts or omissions which are considered to constitute willful, intentional recklessness and/or serious culpability attributable to such indemnified person), unless the law provides otherwise or this would, in view of the relevant circumstances, be unacceptable according to standards of reasonableness and fairness, (ii) to the extent that his or her costs or financial losses are covered under insurance and the relevant insurer has paid out costs, financial losses or damages.

The Parent also maintains liability insurance for its directors and officers and the directors and officers of its subsidiaries, including the Issuers.

NXP USA, Inc.

NXP USA, Inc. is a Delaware corporation. Reference is made to Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

•	for any transaction from which a director derived an improper personal benefit.

Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred. The indemnification permitted under the DGCL is not exclusive, and a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute.

NXP USA, Inc.’s organizational documents provide for indemnification of its directors and officers to the fullest extent currently permitted by the DGCL.

NXP Funding LLC

NXP Funding, LLC is Delaware limited liability company that has been organized as a special purpose finance subsidiary to facilitate offerings of debt securities. Its organizational documents do not provide for indemnification of its officers and directors.

Item 16.	List of Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Articles of Association of NXP Semiconductors N.V. dated June 9, 2020 (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q of NXP Semiconductors N.V., filed on July 28, 2020).

4.1	Indenture, dated May 16, 2022, among the Issuers, the Parent, as guarantor and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K of NXP Semiconductors N.V., filed on May 16, 2022).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

5.2	Opinion of De Brauw Blackstone Westbroek N.V.

Exhibit No.	Description of Exhibits

23.1	Consent of EY Accountants B.V.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.2).

24.1	Powers of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility on Form T-1 of trustee under the Indenture.

107	Filing Fee table

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, The Netherlands, on this 12th day of August, 2025.

NXP SEMICONDUCTORS N.V.

By:	/s/ Kurt Sievers
Name:	Kurt Sievers
Title:	Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jennifer Wuamett and Timothy Shelhamer and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 12, 2025.

Signature	Title

/s/ Kurt Sievers Kurt Sievers	Executive Director and Chief Executive Officer (Principal Executive Officer)

/s/ William J. Betz William J. Betz	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

/s/ Annette Clayton Annette Clayton	Non-Executive Director

/s/ Anthony Foxx Anthony Foxx	Non-Executive Director

/s/ Moshe Gavrielov Moshe Gavrielov	Non-Executive Director

/s/ Chunyuan Gu Chunyuan Gu	Non-Executive Director

/s/ Lena Olving Lena Olving	Non-Executive Director

Signature	Title

/s/ Julie Southern Julie Southern	Non-Executive Director and Chair of the Board

/s/ Jasmin Staiblin Jasmin Staiblin	Non-Executive Director

/s/ Gregory L. Summe Gregory L. Summe	Non-Executive Director

/s/ Karl-Henrik Sundström Karl-Henrik Sundström	Non-Executive Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, The Netherlands, on this 12th day of August, 2025.

NXP B.V.

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: Director / Authorized Representative

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jennifer Wuamett and Timothy Shelhamer and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 12, 2025.

Signature	Title

/s/ Maarten Dirkzwager	Director/ Authorized Representative
Maarten Dirkzwager

/s/ Timothy Shelhamer	Director/ Authorized Representative
Timothy Shelhamer

/s/ Bryan David Moiles	Director/ Authorized Representative
Bryan David Moiles

/s/ Luc de Dobbeleer	Director/ Authorized Representative
Luc de Dobbeleer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, The Netherlands, on this 12th day of August, 2025.

NXP FUNDING LLC

By:	/s/ Luc de Dobbeleer
Name: Luc de Dobbeleer
Title: President

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jennifer Wuamett and Timothy Shelhamer and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 12, 2025.

Signature	Title

/s/ Luc de Dobbeleer	President
Luc de Dobbeleer

/s/ Jennifer Wuamett	Vice President
Jennifer Wuamett

/s/ Timothy Shelhamer	Secretary
Timothy Shelhamer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, The Netherlands, on this 12th day of August, 2025.

NXP USA, INC.

By:	/s/ Jennifer Wuamett
Name: Jennifer Wuamett
Title: Director, President and Secretary

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jennifer Wuamett and Timothy Shelhamer and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on August 12, 2025.

Signature	Title

/s/ Jennifer Wuamett	Director, President and Secretary
Jennifer Wuamett

/s/ Christopher Jensen	Director
Christopher Jensen

/s/ Jim Norling	Director
Jim Norling